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                                                                      EXHIBIT 21



                          WASHINGTON GAS LIGHT COMPANY

                         SUBSIDIARIES OF THE REGISTRANT



                                               Percent of
                                                 Voting
                                               Securities          State of
                                                 Owned           Incorporation
                                               ----------        -------------
Subsidiaries of Washington Gas Light
  Company (Parent) -
     Shenandoah Gas Company                       100%              Virginia
     Hampshire Gas Company                        100%           West Virginia
     Crab Run Gas Company                         100%              Virginia
     Washington Gas Resources Corp. a/            100%              Delaware
     Virginia Intrastate Pipeline Company c/      100%              Virginia

a/   Subsidiary companies of Washington
       Gas Resources Corp. -
       Washington Gas Energy Services, Inc. b/    100%              Delaware
       Washington Gas Consumer Services, Inc.     100%              Delaware

b/   Subsidiary companies of Washington
       Gas Energy Services, Inc. -
       Washington Gas Energy Systems, Inc.        100%              Delaware
       Brandywood Estates, Inc.                   100%              Maryland
       Advanced Marketing Concepts, Inc. c/       100%              Delaware

c/   Inactive